UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
July 26, 2007
MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code      (585) 647-6400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
     On July 26, 2007, Monro Muffler Brake, Inc. (the “Company”) issued a press release announcing its operating results for the first quarter ended June 30, 2007, as well as estimated second quarter comparable sales and fiscal 2008 estimated diluted earnings per share. A copy of the press release is furnished herewith.
Item 8.01     Voluntary Disclosure of Other Events
     On July 26, 2007, the Company announced the acquisition of two tire store chains, Philadelphia-based Valley Forge Tire & Auto Centers and Northern Virginia-based Craven Tire Company. The combined purchase price for the two chains was approximately $16.7 million. The acquisitions add 19 stores to the Company’s chain. A copy of the press release is furnished herewith.
Item 9.01     Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release regarding results of operations and financial conditions, dated July 26, 2007.

99.2	Press Release regarding acquisitions, dated July 26, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

July 30, 2007	By:	/s/ Catherine D’Amico

Catherine D’Amico Executive Vice President — Finance